Exhibit 99.1

Republic Bancorp, Inc. to Present at the 2015 INVESTKentucky Annual Equity Investment Conference

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 29, 2015--Republic Bancorp, Inc. (NASDAQ: RBCAA), parent company of Republic Bank & Trust Company, announced today it will make a presentation Friday, June 5, 2015 at 11:25 AM EDT at the INVESTKentucky Annual Equity Investment Conference. The conference will take place at Churchill Downs in Louisville, Kentucky. Steven E. Trager, Chairman and Chief Executive Officer, will represent the company at the conference.

In addition to its formal presentation, the company will participate in a number of meetings with institutional investors during the conference. The company’s presentation materials will be filed with the U.S. Securities and Exchange Commission via Form 8-K and posted to the investor section of the company’s website, www.republicbank.com, prior to the event.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 40 banking centers: 32 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; two banking centers in Florida – Port Richey and Temple Terrace; two banking centers in Tennessee – Cool Springs (Franklin) and Green Hills (Nashville); and one banking center in Blue Ash (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Company has $4.0 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here SM.

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & CFO